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                                                                    EXHIBIT 99.2

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                         TUCKER DRILLING COMPANY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T. Mark Tucker and Charles B. Middlekauf and each of them proxies, with full power of substitution, to vote all shares of Common Stock of Tucker Drilling Company, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on July 30, 1996, at 10:00 a.m. Dallas Time, and at any adjournments or postponements thereof, upon the matters that may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof. The proxies are directed to vote as instructed on the matters set forth below and otherwise in their discretion. Receipt of a copy of the Notice of the Special Meeting of Stockholders and related Prospectus/Joint Proxy Statement is hereby acknowledged.

1. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 22, 1996, as amended May 16, 1996, which appears as Annex I to the accompanying Prospectus/Joint Proxy Statement, providing for the merger of Patterson Drilling Company, a wholly owned subsidiary of Patterson Energy, Inc., with and into Tucker Drilling Company, Inc.

                        FOR        AGAINST        ABSTAIN
                        / /          / /            / /

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE                  SEE REVERSE SIDE

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                          (Continued from other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.



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                                                          Signature


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                                                  Signature if held jointly


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                                                     Title if applicable


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                                                            Date


IMPORTANT: PLEASE MARK AND DATE THE PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR THEREON. IF STOCK IS HELD JOINTLY, ALL JOINT OWNERS MUST SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, CUSTODIANS, CORPORATE OFFICERS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

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